Exhibit 99.1


LETTER OF INTENT TERMINATED BETWEEN MERCURY WASTE SOLUTIONS AND ENVIRONMENTAL TECHNOLOGIES CORP.


Mankato, Mn - October 10, 2000

EVTC, Inc, t/a Environmental Technologies, Corp. (NASDAQ: EVTC) and Mercury Waste Solutions, Inc. (NASDAQ: MWSI) jointly announced the termination of a letter of intent whereby EVTC had agreed to purchase a controlling interest in MWSI through a friendly tender offer to acquire up to a maximum of 70% of MWSI's outstanding shares. The letter of intent was terminated primarily due to EVTC's inability to raise the required capital following the dramatic drop in the per share price of its common stock and other disagreements on the terms of the tender offer. There are currently no future discussions planned between EVTC and MWSI.

EVTC, through its wholly-owned subsidiaries engages in the marketing and sale of refrigerants, refrigerant reclaiming services, recycling of flourescent light ballasts and lamps and, through e-solutions, inc., directly markets business to consumer services via the internet.

MWSI provides mercury waste recycling services. The Company has sales and processing facilities in Union Grove, WI, and Roseville, MN; sales and storage facilities in Marietta, GA and Indianapolis, IN; storage facilities in Albany, NY and Kenosha, WI; and corporate offices in Mankato, MN.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements.



CONTACT:                 EVTC, Inc. t/a Environmental Technologies, Corp.
                         Investor Relations
                         Phone (817)282-0022
                         Fax   (817)282-0033
                         ir@evtc.com

                         Mercury Waste Solutions, Inc.
                         Todd J. Anderson, CFO
                         Phone (507)345-0530
                         Fax   (507)345-4149


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